UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Brown & Brown, Inc. (the “Company”) is scheduled to host its 2018 Investor Day on September 18, 2018 beginning at approximately 8:00 a.m. EDT. The slides that will be presented at the presentation are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01.

A replay of the audio webcast of the Company’s remarks will be available commencing two hours after the end of the live broadcast until 11:00 a.m. EDT on Thursday, October 18, 2018; to access this replay, dial 1-888-203-1112 or 1-719-457-0820 and, when prompted, enter replay access code 9164382. The webcast will also be archived on Brown & Brown's website, www.bbinsurance.com, after the live broadcast. To access the replay, go to "Investor Relations" and click on "Calendar of Events." Windows Media Player software is required to access and listen to this broadcast.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Brown & Brown, Inc. 2018 Investor Day Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.
(Registrant)

	By:	/S/ R. ANDREW WATTS
R. Andrew Watts
Executive Vice President, Treasurer and
Chief Financial Officer

Date: September 18, 2018